BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

FENNEMORE CRAIG, PC

NV

Job:C20190507-0715
May 7, 2019

Special Handling Instructions:
FSC, STOCK SPLIT,EMAIL 05/07/2019 AP

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20190200164-25	5/7/2019 10:22:58 AM	1	$175.00	$175.00
2 Hour Expedite	20190200164-25	5/7/2019 10:22:58 AM	1	$500.00	$500.00
Total					$675.00

Payments

Type	Description	Amount
Billed	751086	$675.00
Total		$675.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

FENNEMORE CRAIG, PC

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190200164-25
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/07/2019 10:22 AM
	Entity Number E0341392009-0

Certificate of Change Pursuant to NRS 78.209

Certificate of Change of DelMar Pharmaceuticals, Inc., dated May 7, 2019 and effective May 8, 2019

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

DelMar Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

70,000,000 shares of common stock, $0.001 par value; 5,000,000 shares of preferred stock, $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

7,000,000 shares of common stock, $0.001 par value; 5,000,000 shares of preferred stock, $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

2,611,256

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up. 0%.

7. Effective date and time of filing: (optional) Date: May 8, 2019 Time: 12:01AM EDT

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Financial Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees